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Exhibit No. 12

                           THE PROGRESSIVE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (millions)
                                   (unaudited)

                                                                          Nine Months Ended
                                                                             September 30,
                                                                      -------------------------
                                                                         2003           2002
                                                                      ----------      ---------
Income before income taxes                                            $  1,333.2      $   761.9
                                                                      ----------      ---------
Fixed Charges:
    Interest and amortization on indebtedness                               72.7           54.2
    Portion of rents representative of the interest factor                   5.5            4.4
                                                                      ----------      ---------
Total fixed charges                                                         78.2           58.6
                                                                      ----------      ---------
Total income available for fixed charges(1)                           $  1,410.7      $   820.4
                                                                      ==========      =========
Ratio of earnings to fixed charges                                          18.0           14.0
                                                                      ==========      =========

(1) Excludes interest capitalized, net of amortized interest, of $.7 million and $.1 for the nine months ended September 30, 2003 and 2002, respectively.

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